EXHIBIT 10.6

Lease Agreement between WorldCALL Public and Al-Khair Polymers (Pvt.) Ltd. Dated April 7, 2021

A325768

100 Rupees ۱۰۰ روپیہ

RENEWAL LEASE AGREEMENT

This Renewal to Lease Agreement (the "Renewal Agreement") is executed at Lahore on the 7th day of ~~March~~ April 2021, and shall be deemed effective from the commencement date stated herein.

Muhammad Amin

By and Between

Worldcall Telecom Limited, a company incorporated under the Company Ordinance 1984 having its office at Plot No. 1566/124, Main Walton Road, Lahore Cantt Pakistan (hereinafter referred to as "**WTL**" which expression shall, where the context admits, include its successors-in-interest and assigns) of the First Part;

And

M/s Al-Khair Polymers (Pvt.) Ltd. a firm duly registered under the law of Pakistan represented through its duly authorized representative namely Mr. Muhammad Amin Sheikh son of Mr. Umar Hayyat Sheikh holding CNIC No. 35201-1626103-1 resident of House No 193/1-1, Block, DHA, Lahore (hereinafter referred to as the "Lessor") which expression shall include his successors in interest, heirs, representatives & permitted assigns) of the Second Part;

(The Lessor and the Lessee are also collectively referred herein as 'Parties' and individually a 'Party')

WHEREAS the Lessor is an absolute and lawful owner in the possession of constructed property measuring Five (05) Kanal & Five (05) Marlas bearing Plot Nos. 112 & 113 situated at Block S, Quaid-e-Azam Industrial Estate, Kot Lakhpat, Lahore, by virtue of Transfer Letter Bearing Letter No.PIE/QIE/TR/338 dated 18-10-2004 duly issued by the Chairman Punjab Industrial Estates Development and Management Company, Lahore (the "Constructed Property").

WHEREAS the Parties entered into Lease Agreement, as may be supplemented by subsequent agreements (collectively the "Contract") whereby the LESSOR gave on lease the Premises to WTL for a period as contained therein.

AND WHEREAS the Parties are willing to extend the duration of the Contract for another term of Ten (10) year and therefore wish to enter into this Renewal Agreement on the same terms and conditions as set forth in the Contract;

AND WHEREAS subject to the extension made herein, all other terms and conditions and all attached annexes being integral part of the Contract shall remain unaffected and in full force in accordance with the terms set out therein.

ATTESTED
MAHYUDDIN ADVOCATE
Oath Commissioner
HIGH COURT LAHORE

NOW THEREFORE, it has mutually been agreed as follows:

1. **RENEWAL OF TERM**

1.1 That the rent of the said premises shall be Rs. 1,706,410/- per month and on expiry of every one (01) year of the lease Term, the rent will be increased 10% on yearly basis.

1.2 The duration of the Contract is hereby extended for an additional term of Ten (10) year, on the same terms and conditions as set forth in the Contract, which extended term shall be valid and effective from March 1, 2021 to February 28, 2031. Upon expiry of such renewed term the Parties may mutually agree in writing to extend/renew the Contract for such period as the Parties may deem fit.

2. **OPERATIVENESS**

2.1 This Renewal Agreement shall be deemed to be operative and binding upon each of the Party from the March 1, 2021 (the "Commencement Date").

3. **MISCELLANEOUS**

3.1 On and after the Commencement Date of this Renewal Agreement , each reference made in this Renewal Agreement, "hereunder," "hereof," or "herein" shall mean and be a reference to the Contract as elaborated by this Renewal Agreement unless the context otherwise requires.

3.2 Except as specifically provided above, the Contract shall remain in full force and all other provisions, terms and conditions of the Contract shall apply to this Renewal Agreement. In the event of any conflict or inconsistency between any term of this Renewal Agreement and any term of the Contract, the terms of Contract shall prevail except for the changes made herein.

3.3 Capitalized terms used and not defined herein shall have the same meaning as defined in the Contract. Capitalized terms used and defined in this Renewal Agreement shall have the meaning assigned to them herein.

3.4 In the event of any contradiction between the terms of this Renewal Agreement and the Contract the terms herein shall prevail to the extent of such contradiction. This Renewal Agreement constitutes an integral and inseparable part of the Contract and shall be read and construed with the terms of the Contract.

3.5 Any dispute or difference arising out of this Renewal Agreement or interpretation of any terms hereof will be settled through mutual discussions; such discussions shall be conducted in good faith for a period of fifteen (15) Business Days; This Renewal Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by the Laws of Pakistan and the Parties agree to submit to the exclusive jurisdiction of the courts in Pakistan.

Muhammad Amir

IN WITNESS WHEREOF, this Renewal Agreement has duly been signed by Parties hereto on the day and year as mentioned above.

For and on Behalf of WTL	Muhammad Amin **For and on Behalf of LESSOR**
Name: Ehtisham Anwar	Name: Muhammad Amin
Title: Director Admin & Security	Title: Owner
Signature:	Signature:

Witnesses:

Name: Jamshaid Alam	Name: Talat Mehmood Mirza
Title: Manager operation	Title: 0300 8412887
Signature:	Signature: